UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On January 8, 2009, Corcept Therapeutics Incorporated (the “Company”) issued a press release announcing the results from two preclinical studies conducted as part of its collaboration with Eli Lilly (“Lilly”), which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01.	Other Events

On January 8, 2009, the Company announced results from two preclinical studies conducted as part of its collaboration with Eli Lilly. The data demonstrate that CORT 108297 has the potential to both reduce weight gain caused by olanzapine and to prevent weight gain caused by initiation of treatment with olanzapine. Olanzapine is the active ingredient in Lilly’s Zyprexa®, which is indicated for the treatment of schizophrenia and bipolar disorder.

The two studies were conducted in a rat model of olanzapine induced weight gain. The data confirmed results previously reported from similar studies of CORLUX, Corcept’s late-stage GRII receptor antagonist, which the company is evaluating in two ongoing Phase 3 trials for psychotic depression and Cushing’s Syndrome.

CORT 108297 Demonstrated Statistically Significant Weight Control

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Study Design: Six groups (n = 12 per group) of rats were allowed to eat a normal diet for 56 days. Five groups were dosed orally with olanzapine daily. The sixth group received placebo. At day 35, the five groups receiving olanzapine had gained a statistically significant amount of weight compared to the group receiving placebo. The five olanzapine groups then began to receive daily oral doses either of CORT 108297 (at one of three dose levels), CORLUX, or placebo through day 56.

•

Results: The rats administered olanzapine alone continued to gain weight through day 56. In contrast, the rats given olanzapine along with CORT 108297 and those administered olanzapine with CORLUX did not. By day 56, there was a highly statistically significant difference between these groups and the group administered olanzapine alone. In addition, olanzapine induced weight gain amelioration by CORT 108297 was dose dependent. The rats that received the combination of olanzapine with CORT 108297, or with CORLUX, had significantly less abdominal fat than the group dosed with olanzapine alone.

CORT 108297 Demonstrated Statistically Significant Weight Gain Prevention

•

Study Design: Six groups (n = 12 per group) of rats were allowed to eat a normal diet for 21 days. Five groups were dosed orally with olanzapine daily and one group was given placebo daily. Four of the groups that received olanzapine were also dosed orally with either CORT 108297 (at one of three dose levels) or CORLUX; one group received olanzapine plus placebo. The sixth group was dosed with only placebo.

•

Results: At day 21, the three groups dosed with the combination of olanzapine and CORT 108297 had gained significantly less weight compared to the group administered olanzapine alone. Rats administered olanzapine plus CORLUX also gained less weight than rats administered olanzapine alone, but this result did not reach statistical significance.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following material is furnished as an exhibit to this Current Report on Form 8-K:

99.1	Press Release of Corcept Therapeutics Incorporated dated January 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: January 14, 2009	By:	/s/ Anne M. LeDoux
Anne M. LeDoux
Vice President and Controller